EXHIBIT 24
Limited Power of Attorney Securities Law Compliance
The undersigned, as an officer or director of Thermage, Inc. (the "Company"), hereby constitutes and appoints Stephen J. Fanning and Laureen DeBuono, and each of them, the undersigned's true and lawful attorney in fact and agent to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate.  The undersigned hereby ratifies and confirms all that said attorneys in fact and agents shall do or cause to be done by virtue hereof.
This Limited Power of Attorney is executed at Hayward, CA as of the date set forth below.
        /s/ Pamela Buckman
Signature
        Pamela Buckman
Type or Print Name
Dated:  May 9, 2007
Witness:
        /s/ Mary Collins
Signature
           Mary Collins
Type or Print Name
Dated:  May 9, 2007